Exhibit 99.3

NGL ENERGY PARTNERS LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Introduction

The following represents the unaudited pro forma condensed consolidated balance sheet of NGL Energy Partners LP (“we”, “us”, “our”, “NGL” or the “Partnership”) as of June 30, 2014 and the unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2014 and the three months ended June 30, 2014. The accompanying unaudited condensed consolidated financial statements give pro forma effect to a number of transactions, which are summarized below:

•                  On July 1, 2014, we completed a business combination with TransMontaigne Inc. (“TransMontaigne”) whereby we acquired TransMontaigne and certain affiliated operations. We paid $174.2 million of cash, net of cash acquired, in exchange for these assets and operations. The acquisition agreement contemplates a post-closing adjustment for certain working capital items. As part of this transaction, we also purchased $380.4 million of inventory from the previous owner of TransMontaigne. (including $346.9 million paid at closing and $33.5 million subsequently paid as the working capital settlement process progressed).

•                  On June 23, 2014, we completed a public offering of 8,000,000 common units. We received net proceeds of $338.0 million.

•                  During June 2014, we entered into an amendment to the credit agreement for our revolving credit facility to increase the total capacity on the facility to approximately $2.2 billion.

•                  On December 2, 2013, we completed a business combination with Gavilon, LLC whereby we acquired all of Gavilon’s energy businesses (“Gavilon Energy”). We paid $832.4 million of cash, net of cash acquired, in exchange for these assets and operations. The acquisition agreement also contemplates a post-closing adjustment to the purchase price for certain working capital items.

•                  On December 2, 2013, we issued and sold 8,110,848 common units in a private placement. We received net proceeds of approximately $235.1 million from the sale of these common units.

•                  On October 16, 2013, we issued $450.0 million of senior unsecured notes (the “Notes Due 2021”) in a private placement. We received net proceeds of approximately $438.4 million.

•                  On September 25, 2013, we completed a public offering of 4,100,000 common units. We received net proceeds of approximately $127.6 million.

•                  On August 1, 2013, we acquired all of the membership interests in seven entities (collectively, the “OWL Entities”) affiliated with Oilfield Water Lines, LP (“OWL LP”), whereby we acquired water disposal and transportation assets in Texas. We issued 2,463,287 common units, valued at $68.6 million, and paid $167.7 million of cash, net of cash acquired, in exchange for the assets and operations of the OWL Entities.

•                  On July 5, 2013, we completed a public offering of 10,350,000 common units. We received net proceeds of $287.5 million.

The accompanying pro forma condensed consolidated balance sheet gives pro forma effect to our business combination with TransMontaigne.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2014 gives pro forma effect to the following, as if such transactions had occurred on April 1, 2013:

•                  Our business combination with TransMontaigne;

•                  Our sale of common units in a public offering in June 2014;

•                  The amendment of the credit agreement for our revolving credit facility in June 2014;

•                  Our business combination with Gavilon Energy;

•                  Our sale of common units in a private placement in December 2013;

•                  Our issuance of senior unsecured notes in October 2013;

•                  Our sale of common units in a public offering in September 2013;

•                  Our business combination with the OWL Entities; and

•                  The sale of common units in a public offering in July 2013.

The accompanying unaudited pro forma condensed consolidated statement of operations for the three months ended June 30, 2014 gives pro forma effect to the following, as if such transactions had occurred on April 1, 2013:

•                  Our business combination with TransMontaigne; and

•                  Our sale of common units in a public offering in June 2014; and

•                  The amendment of the credit agreement for our revolving credit facility in June 2014.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and should be read in conjunction with the following:

•                  The audited historical financial statements of NGL Energy Partners LP included in our Annual Report on Form 10-K for the year ended March 31, 2014;

•                  The unaudited historical financial statements of NGL Energy Partners LP included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2014;

•                  The audited and unaudited financial statements of the Businesses Associated with TransMontaigne Inc. Acquired by NGL Energy Partners LP included in this Form 8-K/A;

•                  The audited and unaudited financial statements of Gavilon Energy included in our Current Report on Form 8-K/A filed on February 18, 2014; and

•                  The audited and unaudited consolidated financial statements of Oilfield Water Lines, LP included in our Current Report on Form 8-K/A filed on October 17, 2013.

The following unaudited pro forma condensed consolidated statements of operations are based on certain assumptions and do not purport to be indicative of the results that actually would have been achieved if the events described above had occurred on the dates indicated. Moreover, they do not project NGL’s results of operations for any future date or period.

Gavilon Energy and TransMontaigne historically conducted trading operations, whereas NGL operates as a logistics business. The historical results of operations of Gavilon Energy and TransMontaigne were subject to more volatility as a result of the trading operations than we would expect future results of operations to have under NGL’s business model. In the accompanying pro forma condensed consolidated statements of operations, no pro forma effect was given to the change in business model from a trading business to a logistics business.

The historical financial statements of the Businesses Associated with TransMontaigne Acquired by NGL Energy Partners LP include certain marketing activities that were retained by the previous owner of TransMontaigne (and therefore not transferred to NGL). No pro forma effect was given to this in the accompanying pro forma financial statements, as it is not possible to separate these activities from the other marketing activities of the acquired business for historical periods. In the historical financial statements of the Businesses Associated with TransMontaigne Acquired by NGL Energy Partners LP, inventory is reported at fair value, consistent with the accounting policy applied by the previous owner. Subsequent to the acquisition of the business, NGL accounts for the inventory at the lower of cost or market. In the accompanying pro forma financial statements, no pro forma effect is given to this difference in accounting policy, as it is not practicable to determine the impact of such a change on historical periods.

The accompanying unaudited pro forma condensed consolidated statements of operations reflect depreciation and amortization estimates which are preliminary, as our identification of the assets and liabilities acquired, and the fair value determinations thereof, for the business combinations with TransMontaigne and Gavilon Energy have not been completed. The fair value estimates reflected in the accompanying unaudited pro forma condensed consolidated statements of operations are based on the best estimates available at this time. There is no guarantee that the preliminary fair value estimates, and consequently the unaudited pro forma condensed consolidated statements of operations, will not change. To the extent that the final acquisition accounting results in an increased allocation of goodwill recorded, this amount would not be subject to amortization, but would be subject to annual impairment testing. To the extent the final acquisition accounting results in an increase to the preliminary computation of depreciable property, plant and equipment or amortizable intangible assets, the amount would be subject to depreciation or amortization, which would result in a decrease to the estimated pro forma income reflected in the accompanying unaudited pro forma condensed consolidated statements of operations. We expect to complete the final acquisition accounting for the Gavilon Energy combination prior to filing our Form 10-Q for the quarter ending September 30, 2014. We expect to complete the final acquisition accounting for the combination with TransMontaigne prior to filing our Form 10-Q for the quarter ending June 30, 2015.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2014

(Amounts in Thousands)

	Historical
		Trans
	NGL	Montaigne			NGL Pro Forma
	As Of	As Of	Pro Forma Adjustments		As Of
	June 30,	June 30,	Trans	Note	June 30,
	2014	2014	Montaigne	2	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,679	$71,549	$(70,080)	(a)	$41,148
Accounts receivable	903,011	400,969	(203,620)	(a)	1,100,360
Accounts receivable - affiliates	1,110	528	—		1,638
Inventories	373,633	587,031	(160,118)	(a)	800,546
Prepaid expenses and other current assets	58,613	48,729	(33,356)	(a)	73,986
Total current assets	1,376,046	1,108,806	(467,174)		2,017,678

PROPERTY, PLANT AND EQUIPMENT, net	863,457	431,486	108,514	(a)	1,403,457
GOODWILL	1,101,471	—	29,118	(a)	1,130,589
INTANGIBLE ASSETS, net	699,315	—	142,000	(a)	841,315
INVESTMENTS IN UNCONSOLIDATED ENTITIES	211,480	234,002	15,998	(a)	461,480
OTHER NONCURRENT ASSETS	13,733	16,676	(12,765)	(a)	17,644
Total assets	$4,265,502	$1,790,970	$(184,309)		$5,872,163

LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$810,149	$350,019	$(209,422)	(a)	$950,746
Accrued expenses and other payables	123,939	109,118	(35,553)	(a)	197,504
Advance payments received from customers	56,373	1,919	—		58,292
Accounts payable - affiliates	37,706	69	—		37,775
Current maturities of long-term debt	6,168	—	—		6,168
Total current liabilities	1,034,335	461,125	(244,975)		1,250,485

LONG-TERM DEBT, net of current maturities	1,441,875	234,000	554,535	(a)	2,230,410
OTHER NONCURRENT LIABILITIES	8,000	4,491	30,365	(a)	42,856

EQUITY:
General Partner	(41,308)	—	—		(41,308)
Limited Partners -
Common units	1,822,572	—	—		1,822,572
Subordinated units	(5,248)	—	—		(5,248)
Accumulated other comprehensive income (loss)	(51)	—	—		(51)
Noncontrolling interests	5,327	—	567,120	(a)	572,447
Total equity	1,781,292	—	567,120		2,348,412
Equity of acquired businesses	—	1,091,354	(1,091,354)	(b)	—
Total liabilities and equity	$4,265,502	$1,790,970	$(184,309)		$5,872,163

See accompanying notes.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended March 31, 2014

(Amounts in Thousands, Except Unit and Per Unit Amounts)

(Page 1 of 2)

	Historical
		Trans	Gavilon
	NGL	Montaigne	Six Months	Pro Forma Adjustments
	Year ended	Year Ended	Ended	Trans	Note		Note
	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Montaigne	2	Gavilon	2	To Page 2

REVENUES	$9,699,274	$8,639,206	$89,082	$—		$—		$18,427,562

COST OF SALES	9,132,699	8,463,720	97,269	—		—		17,693,688

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	339,256	96,455	19,903	—		(5,258)	(f)	450,356
Depreciation and amortization	120,754	34,261	6,234	15,998	(c)	4,425	(g)	181,672
Operating income (loss)	106,565	44,770	(34,324)	(15,998)		833		101,846

OTHER INCOME (EXPENSE):
Earnings (loss) of unconsolidated entities	1,898	(321)	—	—		—		1,577
Interest expense	(58,854)	(5,974)	(16,044)	(12,174)	(d)	4,995	(h)	(88,051)
Other, net	86	(13)	—	—		—		73
Income (Loss) Before Income Taxes	49,695	38,462	(50,368)	(28,172)		5,828		15,445

INCOME TAX (PROVISION) BENEFIT	(937)	(242)	1	—		—		(1,178)

Income (loss) from continuing operations	48,758	38,220	(50,367)	(28,172)		5,828		14,267

LOSS (INCOME) FROM CONTINUING OPERATIONS ALLOCATED TO GENERAL PARTNER	(14,148)			9	(e)	45	(i)	(14,094)

LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1,103)	(23,590)	—	4,169	(c)	—		(20,524)

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARENT EQUITY ALLOCATED TO LIMITED PARTNERS	$33,507	$14,630	$(50,367)	$(23,994)		$5,873		$(20,351)

Basic and diluted earnings per unit from continuing operations (Note 3) -
Common	$0.51
Subordinated	$0.32

Weighted average units outstanding -
Common	61,970,471
Subordinated	5,919,346

See accompanying notes and continuation on Page 2.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended March 31, 2014

(Amounts in Thousands, Except Unit and Per Unit Amounts)

(Page 2 of 2)

		Historical
		OWL LP							Pro Forma
		Three Months	Pro Forma Adjustments						NGL
		Ended		Note	Equity	Note	Debt	Note	Year Ended
	From Page 1	June 30, 2013	OWL LP	2	Issuances	2	Issuance	2	March 31, 2014

REVENUES	$18,427,562	$12,042	$—		$—		$—		$18,439,604

COST OF SALES	17,693,688	—	—		—		—		17,693,688

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	450,356	8,082	(805)	(j)	—		—		457,633
Depreciation and amortization	181,672	696	4,518	(k)	—		—		186,886
Operating income (loss)	101,846	3,264	(3,713)		—		—		101,397

OTHER INCOME (EXPENSE):
Earnings (loss) of unconsolidated entities	1,577	—	—		—		—		1,577
Interest expense	(88,051)	(62)	(844)	(l)	13,871	(o)	(12,917)	(q)	(88,003)
Other, net	73	—			—		—		73
Income (Loss) Before Income Taxes	15,445	3,202	(4,557)		13,871		(12,917)		15,044

INCOME TAX (PROVISION) BENEFIT	(1,178)	(74)	—		—				(1,252)

Income (loss) from continuing operations	14,267	3,128	(4,557)		13,871		(12,917)		13,792

LOSS (INCOME) FROM CONTINUING OPERATIONS ALLOCATED TO GENERAL PARTNER	(14,094)		1	(m)	(14)	(p)	14	(r)	(14,093)

LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(20,524)	(1,033)	1,033	(n)	—		—		(20,524)

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARENT EQUITY ALLOCATED TO LIMITED PARTNERS	$(20,351)	$2,095	$(3,523)		$13,857		$(12,903)		$(20,825)

Basic and diluted loss per unit from continuing operations (Note 3) -
Common									$(0.24)
Subordinated									$(0.24)

Weighted average units outstanding -
Common									81,427,921
Subordinated									5,919,346

See accompanying notes.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended June 30, 2014

(Amounts in Thousands, Except Unit and Per Unit Amounts)

	Historical
		Trans					Pro Forma
	NGL	Montaigne					NGL
	Three Months	Three Months	Pro Forma Adjustments				Three Months
	Ended	Ended	Trans	Note	Equity	Note	Ended
	June 30, 2014	June 30, 2014	Montaigne	2	Issuance	2	June 30, 2014

REVENUES	$3,648,614	$1.962,455	$—		$—		$5,611,069

COST OF SALES	3,534,053	1,979,490	—		—		5,513,543

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	95,741	32,121	(710)	(s)	—		127,152
Depreciation and amortization	39,375	8,674	3,999	(t)	—		52,048

Operating Income (Loss)	(20,555)	(57,830)	(3,289)		—		(81,674)

OTHER INCOME (EXPENSE):
Earnings of unconsolidated entities	2,565	1,275	(267)	(t)	—		3,573
Interest expense	(20,494)	(2,107)	(2,799)	(u)	1,680	(w)	(23,720)
Other, net	(391)	—	—		—		(391)

Income (Loss) Before Income Taxes	(38,875)	(58,662)	(6,355)		1,680		(102,212)

INCOME TAX (PROVISION) BENEFIT	(1,035)	(151)	—		—		(1,186)

Income (loss) from continuing operations	(39,910)	(58,813)	(6,355)		1,680		(103,398)

LOSS (INCOME) FROM CONTINUING OPERATIONS ALLOCATED TO GENERAL PARTNER	(9,381)		71	(v)	(1)	(x)	(9,311)

LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(65)	(7,461)	1,229	(t)	—		(6,297)

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARENT EQUITY ALLOCATED TO LIMITED PARTNERS	$(49,356)	$(66,274)	$(5,055)		$1,679		$(119,006)

Basic and diluted earnings per unit from continuing operations (Note 3) -
Common	$(0.61)						$(1.36)
Subordinated	$(0.68)						$(1.36)

Weighted average units outstanding -
Common	74,126,205						81,427,921
Subordinated	5,919,346						5,919,346

See accompanying notes.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

Note 1 — Basis of Presentation

See “— Introduction” for more information regarding the basis of presentation for our unaudited pro forma condensed consolidated financial statements.

The results of operations of TransMontaigne for the three months ended June 30, 2014 were compiled by reducing the results for the six months ended June 30, 2014 by the results for the three months ended March 31, 2014. The results for the three months ended March 31, 2014 are not separately included herein. The results of operations of OWL LP during the three months ended June 30, 2013 were compiled by reducing the results for the six months ended June 30, 2013 by the results for the three months ended March 31, 2013. The results of operations for the three months ended March 31, 2013 are not separately included herein. The results of operations of Gavilon Energy during the six months ended September 30, 2013 were compiled by reducing the results of operations for the nine months ended September 30, 2013 by the results of operations for the three months ended March 31, 2013. The results of operations for the three months ended March 31, 2013 are not separately included herein.

Note 2 — Pro Forma Adjustments

Our unaudited pro forma condensed consolidated financial statements reflect the impact of the following pro forma adjustments:

Pro Forma Consolidated Balance Sheet as of June 30, 2014

TransMontaigne Combination Transaction Adjustments

(a)         Represents the consideration paid in the combination and the resulting net adjustment to the historical net assets at June 30, 2014 to reflect the preliminary acquisition accounting based on the following estimates of the fair values of the assets acquired and liabilities assumed at July 1, 2014 (in thousands). We are in the process of identifying and determining the fair value of the assets acquired and liabilities assumed in this business combination. The estimates of fair value reflected below are subject to change, and such changes could be material. We expect to complete this process prior to finalizing our financial statements for the quarter ending June 30, 2015.

Cash and cash equivalents	$1,469
Accounts receivable	197,349
Accounts receivable - affiliates	528
Inventories	426,913
Prepaid expenses and other current assets	15,373
Property, plant and equipment:
Terminals, pipelines and equipment (3–25 years)	479,400
Land	56,100
Construction in progress	4,500
Goodwill	29,118
Intangible assets:
Customer relationships (7 years)	50,000
Pipeline rights (30 years)	87,000
Trade names	5,000
Equity method investments	250,000
Other noncurrent assets	3,911
Trade accounts payable	(140,597)
Accrued expenses and other payables	(73,565)
Advance payments received from customers	(1,919)
Accounts payable - affiliates	(69)
Long-term debt	(234,000)
Other noncurrent liabilities	(34,856)
Noncontrolling interests	(567,120)
$554,535

The pro forma adjustment includes borrowings on our credit facility to fund the acquisition.

(b)         Reflects the elimination of the historical net equity of TransMontaigne as of June 30, 2014.

Pro Forma Statement of Operations for the Year Ended March 31, 2014

TransMontaigne Combination Transaction Adjustments

(c)          Reflects an increase in historical depreciation and amortization expense of the TransMontaigne long-lived assets, based on the estimated fair value of the assets acquired in the business combination and the share of this incremental expense attributable to noncontrolling interests. The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the depreciable and amortizable long-lived assets is 8%. An increase in the current estimated fair value of the depreciable and amortizable long-lived assets of $1 million would result in an increase of approximately $0.1 million to pro forma depreciation and amortization expense for the year ended March 31, 2014.

(d)         Reflects the additional interest expense resulting from advances of $582.0 million from our acquisition facility to finance the TransMontaigne acquisition at the interest rate in effect on LIBOR option borrowings at June 30, 2014 of 2.16%. A change in the interest rate of 0.125% would result in a change of approximately $0.7 million in pro forma interest expense for the year ended March 31, 2014.

(e)          Reflects the general partner’s share of the loss of TransMontaigne after the effect of the pro forma adjustments.

Gavilon Energy Combination Transaction Adjustments

(f)           Reflects the elimination of expenses incurred by us in connection with our acquisition of Gavilon Energy.

(g)          Reflects an increase in the historical depreciation and amortization expense of the Gavilon Energy long-lived assets based on the estimated fair value of the assets acquired in the business combination. The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the depreciable and amortizable long-lived assets is 10%. An increase in the current estimated fair value of the depreciable and amortizable long-lived assets of $1 million would result in an increase of approximately $0.1 million to pro forma depreciation and amortization expense for the year ended March 31, 2014. The estimated fair value of the depreciable property, plant and equipment and amortizable intangible assets acquired in the business combination is summarized below (in thousands):

Property, plant and equipment:
Crude oil tanks and related equipment (3–40 years)	$83,429
Information technology equipment (3–7 years)	4,046
Buildings and leasehold improvements (3–40 years)	7,716
Vehicles (3 years)	791
Other (7 years)	170
Intangible assets:
Customer relationships (10–20 years)	101,600
Lease agreements (1–5 years)	8,700

(h)         Represents the reduction of Gavilon Energy’s historical interest expense (exclusive of letter of credit fees) to the pro forma interest expense resulting from advances of $832.4 million from our revolving credit facility to finance the Gavilon combination at the 2.16% interest rate in effect on LIBOR option borrowings at June 30, 2014. A change in the assumed interest rate of 0.125% would result in a change of approximately $0.5 million in pro forma interest expense for the year ended March 31, 2014.

(i)             Represents the general partner’s 0.1% share of the loss of Gavilon after the effect of the pro forma adjustments.

OWL LP Combination Transaction Adjustments

(j)            Reflects the elimination of expenses incurred by us in connection with our acquisition of OWL LP.

(k)         Reflects an increase in the historical depreciation and amortization expense of the OWL Entities’ long-lived assets based on the fair value of the assets acquired in the business combination. The fair value of the depreciable property, plant and equipment and amortizable intangible assets acquired in the business combination is summarized below (in thousands):

Property, plant and equipment:
Water treatment facilities and equipment (3–30 years)	$23,173
Vehicles (5–10 years)	8,143
Buildings and leasehold improvements (7–30 years)	2,198
Other (3–5 years)	53
Intangible assets:
Customer relationships (8–10 years)	110,000
Non-compete agreements (3 years)	2,000

(l)             Represents the additional interest expense resulting from advances of $167.7 million from our revolving credit facility to finance the OWL Entities combination at the interest rate in effect on LIBOR option borrowings of 2.16% at June 30, 2014. A change in the interest rate of 0.125% would result in a change of approximately $0.1 million in pro forma interest expense for the year ended March 31, 2014.

(m)     Represents the general partner’s 0.1% share of the loss of the OWL Entities after the effect of pro forma adjustments.

(n)         Represents the elimination of the noncontrolling interest recorded by OWL LP, due to the fact that we acquired all of the ownership interests in the OWL Entities.

Equity Issuance Transaction Adjustments

(o)         Represents a pro forma reduction to interest expense related to the repayment of debt upon completion of the following equity issuances:

•                  Our sale of common units in July 2013 in a public offering for net proceeds of $287.5 million;

•                  Our sale of common units in September 2013 in a public offering for net proceeds of $127.6 million;

•                  Our sale of common units in December 2013 in a private placement for net proceeds of $235.1 million; and

•                  Our sale of common units in June 2014 in a public offering for net proceeds of $338.0 million.

The pro forma adjustment to interest expense was calculated using the rate of 2.16% that was in effect for LIBOR rate borrowings at June 30, 2014. A change in the assumed interest rate of 0.125% would result in a change of $0.3 million to pro forma interest expense for the year ended March 31, 2014.

(p)         Reflects the general partner’s interest in the pro forma reduction to interest expense related to the equity issuances.

Debt Issuance Transaction Adjustments

(q)         Represents a pro forma increase to interest expense related to our October 2013 issuance of 6.875% Senior Notes Due 2021. The pro forma adjustment also includes a reduction to interest expense related to the use of proceeds from the note issuances to repay debt under our revolving credit facility, calculated using the 2.16% rate in effect on LIBOR rate borrowings at June 30, 2014. A change in the interest rate of 0.125% would result in a change of approximately $0.8 million in pro forma interest expense for the year ended March 31, 2014.

(r)            Reflects the general partner’s share of the pro forma increase to interest expense related to the debt issuance.

Pro Forma Statement of Operations for the Three Months Ended June 30, 2014

TransMontaigne Combination Transaction Adjustments

(s)           Reflects the elimination of expenses incurred by us in connection with our acquisition of TransMontaigne.

(t)            Reflects an increase in historical depreciation and amortization expense of the TransMontaigne long-lived assets, based on the estimated fair value of the assets acquired in the business combination and the share of this incremental expense attributable to noncontrolling interests. The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the depreciable and amortizable long-lived assets is 8%. An increase in the current estimated fair value of the depreciable and amortizable long-lived assets of $1 million would result in an increase of less than $0.1 million to pro forma depreciation and amortization expense for the three months ended June 30, 2014.

(u)         Reflects the additional interest expense resulting from advances of $582.0 million from our acquisition facility to finance the TransMontaigne acquisition at the interest rate in effect on LIBOR option borrowings at June 30, 2014 of 2.16%. A change in the interest rate of 0.125% would result in a change of approximately $0.2 million in pro forma interest expense for the three months ended June 30, 2014.

(v)         Reflects the general partner’s share of the loss of TransMontaigne after the effect of pro forma adjustments.

June 2014 Equity Issuance

(w)       Represents a pro forma reduction to interest expense related to the repayment of debt upon completion of our June 2014 equity issuance. The pro forma adjustment was calculated using the rate of 2.16% that was in effect for LIBOR rate borrowings at June 30, 2014. A change in the assumed interest rate of 0.125% would result in a change of $0.1 million to pro forma interest expense for the three months ended June 30, 2014.

(x)         Reflects the general partner’s interest in the pro forma reduction to interest related to the equity issuance.

Note 3 — Pro Forma Earnings per Unit from Continuing Operations

Our income for financial statement presentation purposes is allocated to our general partner and limited partners in accordance with their respective ownership interests, and in accordance with our partnership agreement after giving effect to priority income allocations for incentive distributions to our general partner, the holders of the incentive distribution rights pursuant to our partnership agreement, which are declared and paid following the close of each quarter. These incentive distributions result in less income allocable to the common and subordinated unitholders.

For purposes of computing pro forma basic and diluted income per common and subordinated unit, we have used the actual incentive distributions paid to the general partner during the periods presented. Any earnings in excess of distributions are allocated to our general partner and limited partners based on their respective ownership interests.

The pro forma earnings per unit have been computed based on earnings or losses allocated to the limited partners after deducting the total earnings allocated to the general partner. The pro forma weighted-average units outstanding in the table below represent the number of units outstanding as of June 30, 2014. For the pro forma earnings per unit computation, we have assumed that all such units were outstanding during the entire year ended March 31, 2014 and the three months ended June 30, 2014. The pro forma basic and diluted earnings per unit are equal, as there were no dilutive units during the year ended March 31, 2014 or the three months ended June 30, 2014.

Earnings (loss) from continuing operations per unit are computed as follows (amounts in thousands, except unit and per unit information):

	Year Ended		Three Months Ended
	March 31, 2014		June 30, 2014
		Pro		Pro
	Historical	Forma	Historical	Forma

Income (loss) from continuing operations attributable to parent equity	$47,655	$(6,732)	$(39,975)	$(109,363)

General partner share of income from continuing operations	(14,148)	(14,093)	(9,381)	(9,311)

Income (loss) from continuing operations allocated to limited partners —	$33,507	$(20,825)	$(49,356)	$(118,674)
Common unitholders	$31,614	$(19,414)	$(45,343)	$(110,632)
Subordinated unitholders	$1,893	$(1,411)	$(4,013)	$(8,042)

Basic and diluted earnings (loss) per unit from continuing operations —
Common unitholders	$0.51	$(0.24)	$(0.61)	$(1.36)
Subordinated unitholders	$0.32	$(0.24)	$(0.68)	$(1.36)

Weighted average units outstanding —
Common	61,970,471	81,427,921	74,126,205	81,427,921
Subordinated	5,919,346	5,919,346	5,919,346	5,919,346

Note 4 — Long-Term Debt

Our historical and pro forma long-term debt as of June 30, 2014 is as follows (in thousands):

	Historical	Pro Forma
Working capital facility	$465,500	$846,484
Expansion capital facility	270,000	443,551
Notes due 2021	450,000	450,000
Notes due 2022	250,000	250,000
TLP credit facility	—	234,000
Other	12,543	12,543
	1,448,043	2,236,578

Less - Current maturities	6,168	6,168
Long-term debt	$1,441,875	$2,230,410

Note 5 — Other Information

As described in Note 1, the pro forma statement of operations for the year ended March 31, 2014 includes the results of operations of Gavilon Energy for the six months ended September 30, 2013. The results of operations of Gavilon Energy for the three months ended March 31, 2013 are not included in either of the accompanying pro forma statements of operations.

As described in Note 1, the pro forma statement of operations for the three months ended June 30, 2014 includes the results of operations of TransMontaigne. The results of operations of TransMontaigne for the three months ended March 31, 2014 are not separately included herein. During the three months ended March 31, 2014, TransMontaigne generated $68.0 million of operating income and $66.3 million of income from continuing operations.

Gavilon Energy and TransMontaigne historically conducted trading operations, whereas NGL operates as a logistics business. Gavilon Energy’s and TransMontaigne’s historical results of operations were subject to more volatility as a result of the trading operations than we would expect future results of operations to have under NGL’s business model. In the accompanying pro forma condensed consolidated statements of operations, no pro forma effect was given to the change in business model from a trading business to a logistics business.

In July 2014, the underwriters exercised their option to purchase an additional 767,100 units following our June 2014 public offering of common units. We received net proceeds of $32.5 million from the sale of these units.  The accompanying pro forma financial statements do not give pro forma effect to this transaction, as this transaction occurred subsequent to our acquisition of TransMontaigne.